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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 12, 1999 (except with respect to the matter discussed in Note 12, as to which the date is March 22, 1999 and the matters discussed in Note 10(c), as to which the date is November 18, 1999) included in or made part of this Registration Statement and to all references to our Firm included in this Registration Statement.

                                          /s/ Arthur Andersen LLP
Boston, Massachusetts
March 17, 2000